Exhibit 99.1

Paradyne Contact: Wendy Mozingo 727-530-2272 wmozingo@paradyne.com	NEWS RELEASE

Paradyne Reports First Quarter Financial Performance

Paradyne Grows Revenue 20 Percent Year-Over-Year and Posts Breakeven GAAP

Earnings Per Share and Positive Non-GAAP Earnings Per Share, Exceeding Market

Expectations.

LARGO, Fla. – April 25, 2005 – Paradyne (NASDAQ: PDYN), a leading provider of triple play broadband loop carriers (BLCs) and Ethernet access equipment, today announced first quarter financial results for the period ended March 31, 2005. Highlights for the quarter include:

•	First-quarter revenue of $26.7 million exceeded guidance and street expectation

•	First quarter GAAP EPS is breakeven; Non-GAAP EPS is one cent per share

•	Paradyne continues to be a leader with Ethernet over Copper solutions including the recently launched next generation family of T1/E1 network extenders

•	Shipped to more than 250 DSL customers in the quarter, including 27 new DSL customers

•	Reported the sale of 29 non-core patents for $.8 million

Net revenues for the first quarter 2005 were $26.7 million, an increase of 20 percent compared to the same period in 2004. The first quarter revenues are reflective of solid results from the IOCs, hospitality and IXC markets.

“Paradyne achieved significant year-over-year revenue growth and we are pleased with the first quarter’s results,” said Sean Belanger, president and CEO of Paradyne. “We are excited to highlight several new product releases, customers, a new website, and our new quarterly newsletter ‘The Broadband Times’.”

Paradyne reported first quarter break even results in accordance with generally accepted accounting principles (GAAP), compared with a GAAP loss per share of two cents for the first quarter of 2004.

For the first quarter the Company reported non-GAAP net income of $.5 million representing earnings per share of one cent, out performing the 2 cent earnings-per-share loss as reflected in the Street consensus and guidance. The one cent non-GAAP earnings per share compares with a break even earnings-per-share on a non-GAAP basis for the first quarter of 2004. A reconciliation between GAAP and non-GAAP results and earnings per share is provided in a table immediately following the Consolidated Statement of Operations.

Paradyne’s cash position remains healthy at $42.2 million, and the company is debt free.

Product shipment highlights include:

•	Total DSLAMs shipped grew to more than 2,600 in the first quarter of 2005; up from over 1,650 DSLAMs in the first quarter of 2004

•	Shipments of standards-based ADSL exceeded 123,000 ports shipped in the quarter, up 176 percent from approximately 44,800 ports shipped in the first quarter of 2004

•	Standards-based ADSL endpoint shipments exceeded 53,000 units, up from more than 16,500 shipped in the same period one year ago.

•	Shipments of ReachDSL modems and Paradyne’s ADSL/R combination modems supporting both standards-based ADSL and ReachDSL, combined for a total of more than 38,000 units shipped in the first quarter; an increase of 56 percent from the first quarter of 2004.

First Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Monday, April 25, 2005 at 5 p.m. (ET) to discuss first quarter 2005 results and its outlook for the second quarter of 2005. The call will be broadcast live on the Internet for investors and the general public. This listen-only webcast can be accessed through the investor relations page of the Paradyne website (http://www.paradyne.com). Participants should go to the website at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at (706) 634-1225. An audio replay of the call will be available through April 30, 2005. To access the replay use Conference ID # 3506391.

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About Paradyne

Paradyne provides a broad family of IP-based broadband access solutions, including BLCs, DSLAMs, Ethernet in the First Mile bonded solutions, IADs, and CPE. Paradyne’s products support both residential triple play solutions and business class bonded SHDSL, ADSL2+, T1/E1, and DS3 bonded solutions for LAN extension and cell site data backhaul applications.

Paradyne’s solutions are designed to enhance carrier revenue streams with full support for Multimedia Traffic Management (MTM) and to lower carrier operational expenses through Operational Intelligence (OpIQ).

More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost, or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-K, dated March 16, 2005, and in Paradyne’s other filings with the Securities and Exchange Commission.

Editors Note: Paradyne and the Paradyne Logo are registered trademarks of Paradyne Corporation.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three months Ended March 31,
	2005	2004
Revenues:
Sales	$25,484	$20,815
Services	1,200	1,482
Royalties	10	—

Total Revenues	26,694	22,297

Total cost of sales	16,797	13,080

Gross Margin	9,897	9,217

Operating expenses:
Research and development (a)	4,270	3,782
Selling, general & administrative (a)	6,230	5,821
Amortization of intangible assets	516	304
Business restructuring charges	0	269
Other operating income, net	(765)	—

Total operating expenses	10,251	10,176

Operating Income (Loss)	(354)	(959)

Other (income) expenses:
Interest, net	(245)	(127)
Other, net	(45)	(45)

Income (loss) before provision for income tax	(64)	(787)
Provision (benefit) for income tax	—	—

Net income (loss)	$(64)	$(787)

Average shares outstanding
Basic	46,610	44,801
Diluted	46,610	44,801
Earnings per common share
Basic	$(0.00)	$(0.02)
Diluted	$(0.00)	$(0.02)

Non-GAAP diluted shares	48,018	44,801
Non-GAAP diluted net income (loss) per share (1)	$0.01	$(0.00)

(a) Amounts include stock-based compensation as follows:
Research and development	$18	$24
Selling, general and administrative	15	15

	$33	$39

Paradyne Networks, Inc.

Footnote To Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

(1)	Reconciliation of Earnings and Earnings Per Share Following Generally Accepted Accounting Principles With Non-GAAP Financial Measures (Non-GAAP Earnings and Non-GAAP Earnings Per Share)

Management believes that presenting non-GAAP earnings and non-GAAP earnings per share is useful to investors in addition to the GAAP measures because the non-GAAP measures help investors understand operating results and make comparisons with prior periods. Management believes that excluding each of the below adjustments in calculating non-GAAP results is helpful to investors in comparing the operations of the core business between periods. In addition to providing investors with a helpful comparison, management believes that:

•	excluding the amortization of deferred stock compensation is helpful because it is a non-cash item;

•	excluding the amortization of intangible assets is helpful because it is non-cash and the intangible asset is not expected to be replaced when fully amortized (as might a depreciable asset); and

•	excluding the business restructuring charges is useful because while the category of expense recurs, including such expenditures may actually distort the comparability of expenses from period to period.

Paradyne’s management uses non-GAAP measures internally to evaluate the Company’s net income and operating performance of the core business on a period-over-period basis, and for planning and forecasting future periods. Management does not consider the amortization of deferred stock compensation and intangible assets in its review of the business. Additionally, while management constantly reviews the structure of the business to assure it is properly and efficiently operating, once changes are made, there is no value in comparing restructuring costs from period to period. The value is only in reviewing the expected operating results after making a restructuring change.

In order to calculate non-GAAP earnings per share we may also need to calculate non-GAAP diluted shares. Whenever the Company has a net loss, both basic and diluted shares will be the same because the effect of increasing the number of shares for dilution would be to decrease the loss per share (which would be anti-dilutive), since the calculation is net loss divided by the number of shares. When transactions are excluded in computing non-GAAP earnings, in some cases, the exclusion can result in changing a net loss to net income. When this happens, increasing the share count will reduce earnings per share. Therefore, when the Company excludes transactions from its GAAP net loss resulting in non-GAAP net income, the Company calculates non-GAAP diluted shares by increasing the share count by the dilutive effect of stock options.

Reconciliation of GAAP Earnings to Non-GAAP Earnings

	Three months Ended March 31,
	2005	2004
Net income (loss), as reported	$(64)	$(787)

Increase (decrease) to net income:
Exclusion of amortization of deferred stock compensation and intangible assets	549	343
Exclusion of business restructuring charges	—	269

Adjustment to net income (loss)	549	612

Non-GAAP net income (loss)	$485	$(175)

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share

	Three months Ended March 31,
	2005	2004
Net income (loss) per share, as reported	$(0.00)	$(0.02)

Exclusion of amortization of deferred stock compensation & intangible asset	0.01	0.01
Exclusion of business restructuring charges	—	0.01

Adjustment to net income (loss)	0.01	0.02

Non-GAAP net income (loss) per share	$0.01	$(0.00)

Reconciliation of Average Shares Outstanding with Non-GAAP Diluted Shares (Thousands of Shares)

Three months Ended March 31, 2005
Average shares outstanding	46,610

Dilutive effect of stock options	1,408

Non-GAAP diluted shares	48,018

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	March 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$42,239	$43,832
Accounts receivables, net	17,459	16,904
Inventories, net	18,063	17,193
Prepaid & other current assets	2,017	1,246

Total current assets	79,778	79,175

Property, plant & equipment, net	3,038	3,495
Intangible assets, net	6,645	7,160
Other assets	474	471

Total assets	$89,935	$90,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,475	$7,296
Payroll & benefit related liabilities	2,453	2,214
Other current liabilities	6,890	6,826

Total current liabilities	15,818	16,336

Total liabilities	15,818	16,336

Stockholders’ equity	74,117	73,965

Total liabilities and stockholders’ equity	$89,935	$90,301